UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report(Date of earliest event reported): October 27, 1997

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)

                 DELAWARE                0-19281                54-1163725
         (State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                             Identification No.)

                             1001 North 19th Street
                               Arlington, Va 22209

          (Address of principal executive offices, including zip code)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE
          (Former Name or Former Address, if changed since last report)

ITEM 7.  Financial Statements and Exhibits

         a. (i)   Financial Statements of Businesses Acquired.

         In connection with AES's acquisition of Companhia Centro-oeste de Distribuicao de Energia Eletrica-CEEE D2 ("CEEE D2") as previously reported in the Company's 8-k dated November 10, 1997, the Company submits the following audited financial statements. The following audited financial statements of Companhia Centro-oeste de Distribuicao de Energia Eletrica- CEEE D2 (formerly Midwest Division of Companhia Estadual de Energia Eletrica- CEEE) as of and for the nine months ended September 30, 1997, together with the Auditors' report are expressed in Brazilian Reais and prepared in accordance with accounting practices originating in Brazil's Corporation Law.

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                              FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                       WITH REPORT OF INDEPENDENT AUDITORS

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)


                              FINANCIAL STATEMENTS
                      Nine months ended September 30, 1997



                                    CONTENTS



Report of Independent Auditors.................................................1

Audited Financial Statements

Balance Sheet..................................................................2
Statement of Income............................................................4
Statement of Shareholders' Equity..............................................5
Statement of Changes in Financial Position.....................................6
Notes to Financial Statements..................................................7

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
Companhia Centro-Oeste de Distribuicao de Energia Eletrica


We have examined the accompanying balance sheet of Companhia Centro-Oeste de Distribuicao de Energia Eletrica-CEEE D2 (formerly Midwest Division of Companhia Estadual de Energia Eletrica-CEEE) as of September 30, 1997, and the related statements of income, shareholders' equity and changes in financial position for the nine months then ended, expressed in Brazilian currency and prepared on the basis described in Note 2. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Companhia Centro-Oeste de Distribuicao de Energia Eletrica-CEEE D2 (formerly Midwest Division of Companhia Estadual de Energia Eletrica-CEEE) as of September 30, 1997, and the results of its operations, and changes in its shareholders' equity and financial position for the nine months then ended, in accordance with the accounting practices originating in Brazil's Corporation Law.


                         Porto Alegre, December 30, 1997


                                  Ernst & Young
                          Auditores Independentes S.C.
                            CRC-2 SP/15,199/O-6/S/RS


                               Arnaldo C. Kurayama
                         Accountant CRC-SP/101,151/S/RS

A free translation from Portuguese into English of financial statements prepared in Brazilian currency in accordance with the accounting practices originating in Brazil's Corporation Law
-------------------------------------------------------------------------------

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                            BALANCE SHEET (NOTE 2.A)
                               September 30, 1997
                        (Expressed in thousands of reais)


ASSETS
CURRENT ASSETS
  Cash and cash equivalents                            20,318
  Customers accounts receivable                        59,834
  Allowance for doubtful accounts                      (3,000)
  Accounts receivable - CEEE                           11,191
  Other accounts receivable                             3,857
  Stores                                                1,424
  Prepaid expenses                                        139

                                                     --------
TOTAL CURRENT ASSETS                                   93,763

LONG-TERM ASSETS
  Deferred income and social contribution taxes        21,134
  Other credits                                            83

                                                     --------
TOTAL LONG-TERM ASSETS                                 21,217

PERMANENT ASSETS
  Investments                                           9,991
  Property, plant and equipment - net                 587,415

                                                     --------
TOTAL PERMANENT ASSETS                                597,406


                                                     ========
TOTAL ASSETS                                          712,386
                                                     ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Suppliers                                               34,237
  Taxes and social charges                                28,316
  Loans-Current portion                                    1,669
  Accrual for retirement benefits                          9,510
  Payroll accruals                                         7,609
  Other payables and accruals                              5,882

                                                        --------
TOTAL CURRENT LIABILITIES                                 87,223

LONG-TERM LIABILITIES
  Loans                                                   26,890
  Accrual for retirement benefits                         46,632
  Provision for contingencies                              4,700
  Other long-term liabilities                              3,039
                                                        --------
                                                          81,261

  Special obligations                                     21,795

                                                        --------
TOTAL LONG-TERM LIABILITIES                              103,056

SHAREHOLDERS' EQUITY
  Capital                                                536,344
  Capital reserves                                           335
  Accumulated loss                                       (14,572)

                                                        --------
TOTAL SHAREHOLDERS' EQUITY                               522,107


                                                        ========
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               712,386
                                                        ========


See accompanying notes.

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)


                         STATEMENT OF INCOME (NOTE 2.B)
                      Nine months ended September 30, 1997
                        (Expressed in thousands of reais)


GROSS OPERATING REVENUE
  Electricity sales to final consumers                   477,770
  Electricity sales to other concessionaires                 210
  Other revenue                                            5,779
                                                        --------
                                                         483,759
DEDUCTIONS FROM OPERATING REVENUE
  Regulatory charges                                     (20,653)
  Value - added sales tax (ICMS)                         (94,711)
  COFINS and PASEP taxes                                 (12,792)
                                                        --------
                                                        (128,156)

                                                        --------
NET OPERATING REVENUE                                    355,603

OPERATING EXPENSES
  Purchases of electricity                              (189,623)
  Personnel                                              (44,323)
  Third party materials and services                     (13,700)
  Depreciation                                           (24,279)
  Other expenses                                         (20,399)
                                                        --------
                                                        (292,324)

                                                        --------
OPERATING INCOME BEFORE FINANCIAL INCOME                  63,279

  Financial income, net                                    5,953

                                                        --------
OPERATING INCOME                                          69,232

NONOPERATING INCOME
  Extraordinary items                                    (50,786)
  Nonoperating income, net                                    22
                                                        --------
                                                          50,764)

                                                        --------
INCOME BEFORE TAXES                                       18,468

  Income and social contribution taxes                   (27,140)
  Deferred income and social contribution taxes           21,134

                                                        ========
NET INCOME FOR THE PERIOD                                 12,462
                                                        ========



See accompanying notes.

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                  STATEMENT OF SHAREHOLDERS' EQUITY (NOTE 2.B)
                      Nine months ended September 30, 1997
                        (Expressed in thousands of reais)

                                                                                                  CAPITAL   ACCUMULATED
                                                                                        CAPITAL   RESERVE    LOSS          TOTAL

BALANCE AT DECEMBER 31, 1996                                                            641,988       --           --     641,988

Net assets and liabilities included in CEEE-D2 on December 31, 1996 and capital reserve and net income related to the period from January 1 to August 10, 1997, the amounts of which were not transferred to the new company (Companhia
Centro-Oeste de Distribuicao de Energia Eletrica) created on July 28, 1997 and which started its operations on August 11, 1997 (See Note 2(b2))

                                                                                       (105,644)  (2,610)     (27,034)   (135,288)

   Remuneration of construction in progress:
     Period from January 1 to August 10, 1997                                                --    2,610           --       2,610
     Period from August 11 to September 30, 1997                                             --      335           --         335

   Net income (loss):
     Period from January 1 to August 10, 1997                                                --       --        27,034      27,034
     Period from August 11 to September 30, 1997                                             --       --       (14,572)    (14,572)

                                                                                       ========   ======      ========     =======
BALANCE AT SEPTEMBER 30, 1997                                                           536,344      335       (14,572)    522,107
                                                                                       ========   ======      ========     =======

See accompanying notes

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

              STATEMENT OF CHANGES IN FINANCIAL POSITION (NOTE 2.B)
                      Nine months ended September 30, 1997
                        (Expressed in thousands of reais)


SOURCES OF WORKING CAPITAL
  FROM OPERATIONS
  Net income for the period                                              12,462
  Items which do not affect working capital:
   Depreciation                                                          24,279
   Long-term monetary variations                                          2,194
   Provision for losses with investments                                    128
   Provision for contingencies                                            4,700
   Accrual for long-term retirement benefits                             46,632
   Deferred income and social contribution taxes                        (21,134)
   Cost of permanent assets disposed                                      1,705
                                                                       --------
                                                                         70,966
  FROM THIRD PARTIES
   Reduction of long-term assets                                         10,531
   Increase in long-term liabilities                                      7,552
                                                                       --------
                                                                         18,083

                                                                       --------
TOTAL FUNDS PROVIDED                                                     89,049

USES OF WORKING CAPITAL
  Property, plant and equipment                                          11,872
  Investments                                                               666
  Reduction  of net assets (see Note-2(b2))                             135,288
  Transfer of long-term liabilities to current liabilities                1,527

                                                                       --------
TOTAL FUNDS USED                                                        149,353

                                                                       ========
DECREASE IN WORKING CAPITAL                                             (60,304)
                                                                       ========

CURRENT ASSETS
  At beginning of period                                                135,200
  At end of period                                                       93,763
                                                                       --------
                                                                        (41,437)
CURRENT LIABILITIES
  At beginning of period                                                 68,356
  At end of period                                                       87,223
                                                                       --------
                                                                         18,867

                                                                       ========
DECREASE IN WORKING CAPITAL                                             (60,304)
                                                                       ========



See accompanying notes.

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1997
                             (In thousands of reais)


1.   OPERATIONS

     Companhia Estadual de Energia Eletrica-CEEE is a publicly traded corporation under Brazilian Law, controlled by the State of Rio Grande do Sul Government, and was included in the privatization program of the state government in 1996. In accordance with the model for sale approved by the State Government, the main electric energy operating activities of CEEE in generation, transmission and distribution by region, would be segregated and transferred to new companies to be created for these purposes. These companies were to be sold separately to different investor groups. Thus, CEEE formed six new companies, which were: two energy generating companies (thermal and hydro electric), one energy transmission company, and three energy distribution companies, separated by state regions:
     North-Northeast-D3, Midwest-D2 (CEEE-D2) and South-Southeast-D1. On October 21, 1997, the companies responsible for the distribution of energy in the North-Northeast-D3 and in the Midwest-D2 regions were privatized by way of an auction. Companies for the latter two regions were formed on July 28, 1997 and their operating activities began on August 11,1997. On October 27, 1997, the new shareholders (private sector) assumed their respective management.

     AES Guaiba Empreendimentos Ltda. (holding of CEEE-D2) acquired a share interest in the distribution operations of the Midwest region, known as CEEE-D2 (Companhia Centro-Oeste de Distribuicao de Energia Eletrica).

     The Midwest region (D2) concession area covers 125 municipalities, including three million inhabitants in the central west region of the State of Rio Grande do Sul. On September 30, 1997, the CEEE-D2 had 827,528 registered customers. Approximately 35% of its revenue is derived from the industrial sector, 39% from the residential sector, 15% from the commercial sector, 4% from the rural sector and 7% from the public sector. CEEE-D2 does not have any generating capabilities, so that all the necessary energy is supplied by third parties (ELETROSUL-36%, ITAIPU-38%, CEEE-14% and Companhia de Geracao Termica de Energia Eletrica - CGTEE - 12%).

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                             (In thousands of reais)


2.   PRESENTATION OF THE FINANCIAL STATEMENTS

     In order to meet the requirements of the Securities and Exchange Commission of the United States (SEC), as to the presentation of the financial statements of the businesses being acquired, the operations are being treated as a business division for the purposes of this report and are presented for the nine months ended September 30,1997 separately from CEEE as a whole. Thus, the statements of income, shareholders' equity and changes in financial position for the period January 1 to August 10, 1997, included in the official books of CEEE, are added to the positions in the official books of Companhia Centro-Oeste de Distribuicao de Energia Eletrica for the period August 11 to September 30, 1997.

     The principles and assumptions used by CEEE management to segregate the distribution operations by region within the state of Rio Grande do Sul and specifically, for the Midwest region, are described in Note 2(b).

     The financial statements of CEEE-D2 were prepared in accordance with the accounting practices set out in Law No. 6,404/76 (Brazil's Corporation
     Law), the standards specified by the CVM - Comissao de Valores Mobiliarios (Brazilian Securities Commission), and the standards used to regulate public utilities established by government authorities through DNAEE - Departamento Nacional de Aguas e Energia Eletrica (National Department of Waters and Electric Energy).

     A) BALANCE SHEET AT SEPTEMBER 30, 1997

        The balance sheet accounts, shown in the above financial statements, were prepared based on Companhia Centro-Oeste de Distribuicao de Energia Eletrica's current official books as of September 30, 1997 and duly adjusted for accruals as of that date, identified after the closing of the respective actual financial statements. To improve the presentation of the financial statements, the effects of these adjustments were reflected in the preparation of the September 30, 1997 financial statements, herein shown, conforming to the reconciliation shown below:

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                             (In thousands of reais)


2.   PRESENTATION OF THE FINANCIAL STATEMENTS -- continued

     A) BALANCE SHEET AT SEPTEMBER 30, 1997 -- continued



                                                                                     SHAREHOLDERS'
          DESCRIPTION                                                                    EQUITY      NET INCOME
      ----------------------                                                         -------------  -----------
          Net income for the period of January 1 to August 10,1997                             -       27,034
          Net income for the period of August 11 to September 30, 1997 before                  -       23,625
          adjustments                                                                   --------     --------

          BALANCE ON SEPTEMBER 30, 1997 BEFORE ADJUSTMENTS                               560,304       50,659

          Complement to the provision for PIS and COFINS                                  (1,937)     (1,937)
          Reversal of the provision for the reversion global reserve - RGR                 6,783        6,783
          Constitution of the allowance for doubtful accounts                             (3,000)     (3,000)
          Duplicate energy invoice to ELETROSUL                                            1,824        1,824
          Unrecorded energy invoices to CEEE and CGTEE                                    (2,652)     (2,652)
          Provision for labor contingencies                                               (1,200)     (1,200)
          Provision for contingencies related to the ELETROCEEE Foundation                (3,500)     (3,500)
          Provision for complementary retirement benefits                                (44,476)    (44,476)
          Provision for contributions to ELETROCEEE for retirements                       (8,503)     (8,503)
          Provision complement for income tax                                             (1,681)     (1,681)
          Provision complement for social contribution tax                                  (550)       (550)
          Constitution of deferred income tax                                             16,016       16,016
          Constitution of deferred social contribution tax                                 5,118        5,118
          Other adjustments                                                                 (439)       (439)
                                                                                        --------     -------
          TOTAL NET EFFECT                                                               (38,197)    (38,197)

                                                                                        ========     ========
          BALANCE ON SEPTEMBER 30, 1997 (ADJUSTED)                                       522,107       12,462
                                                                                        ========     ========


B) STATEMENTS OF INCOME, SHAREHOLDERS' EQUITY AND CHANGES IN FINANCIAL POSITION

     The conditions for the preparation of these financial statements, including the allocation of financial-statement items to CEEE-D2, were based on: (i) the fractions of property, plant and equipment transferred to each division; (ii) the sector in which each division operates; (iii) the number of employees transferred or allocated to each division; and (iv) other information. Below are the main criteria used for the preparation of each statement:

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                             (In thousands of reais)


2.   PRESENTATION OF THE FINANCIAL STATEMENTS -- continued

     B) STATEMENTS OF INCOME, SHAREHOLDERS' EQUITY AND CHANGES IN FINANCIAL POSITION -- continued

        b.1)  Statement of income

              The statement of income for the period of January 1 to August 10,1997 was prepared based on the statement of income for the first six-month period of 1997 available from CEEE's privatization process which was adjusted, basically, by the cost of energy purchased for resale, which had been increased by energy supplied by CEEE through water power generation and by thermal energy from CGTEE, using the tariffs effectively contracted with these companies. The statement of income for the period July 1 to August 10, 1997 was prepared based on the same assumptions and criteria used for the first six-month period of 1997. The net income (loss) for the periods of January 1 to August 10, 1997 and August 11 to September 30, 1997 (official books of Companhia Centro-Oeste de Distribuicao de Energia Eletrica) amount to R$ 27,034 and (R$ 14,572), respectively. Below are described the criteria used for the segregation of the principal income accounts attributable to the CEEE-D2, originally recorded in the official books of CEEE:

               o Electricity sales - Allocated in each division according to the operating region (municipalities);

               o Deductions from operating revenue - Allocated in proportion to the billing attributable to each division;

               o Purchases of electricity - Allocated between each division in accordance with the energy volumes required to meet billing,djusted by the volume to be supplied by CEEE and CGTEE;

               o Personnel - Allocated based on the employees attributable to each division;

               o Third party materials and services - All identified expenses were attributed to each division based on their realization, the remaining balance was maintained in CEEE;


               o Depreciation - Proportional to the property, plant and equipment attributed to each division;

COMPANHIA  CENTRO-OESTE DE DISTRIBUICAO  DE ENERGIA  ELETRICA-CEEE  D2 (FORMERLY
     MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE) NOTES TO FINANCIAL STATEMENTS (CONTINUED) September 30, 1997 (In thousands of reais)

2.   PRESENTATION OF THE FINANCIAL STATEMENTS -- continued

     B) STATEMENTS OF INCOME, SHAREHOLDERS' EQUITY AND CHANGES IN FINANCIAL POSITION -- continued

        b.1)  Statement of income -- continued

               o Other expenses - Allocated in each division based on the nature of each account and origin of expense. The accounts that could not be attributed to only one division, were allocated based on information from the user;

               o Financial income (expenses) - Financial income derived from overdue accounts was allocated to each division, in accordance with its region (municipality). Financial expenses were allocated in accordance with interest and restatement for each loan and note account;

               o    Provision  for  income  and  social   contribution  taxes  -
                    Calculated using the rates in force on taxable income for each division.

      b.2)    Statements of shareholders'  equity and changes in financial position

              For the purposes of this report, the following amounts are being shown as reduction in the statements of shareholders' equity and changes in financial position: a) the shareholders' equity balance for the distribution operations in the CEEE-D2 region on December 31,1996 in the amount of R$ 105,644; b) the net income for the period January 1 to August 10, 1997 in the amount of R$ 27,034; and c) the capital reserve to be added to net equity for the period January 1 to August 10,1997 in the amount of R$ 2,610. The total of these amounts adds up to R$ 135,288, which was not transferred to the new company (Companhia Centro-Oeste de Distribuicao de Energia Eletrica) created to manage the operations in the Midwest region.

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                             (In thousands of reais)


2.   PRESENTATION OF THE FINANCIAL STATEMENTS -- continued

     C) OPENING BALANCE SHEET - DECEMBER 31, 1996

        The December 31, 1996 balance sheet was prepared based on the statements shown in the privatization process (Companhia Centro-Oeste de Distribuicao de Energia Eletrica), together with the criteria for carve-out of the balance sheet items of CEEE to be given to the Divisions, which were as follows: (i) the fractions of the property, plant and equipment transferred to each division; (ii) the sector in which each division operates; (iii) the number of employees transferred or allocated to each division; and (iv) other information.


3.   PRINCIPAL ACCOUNTING PRACTICES

     A)  STATEMENT OF INCOME

         Income and expenses are calculated based on the accrual method, including the effects of monetary adjustments on the assets and liabilities, as applicable.

     B)  CASH AND CASH EQUIVALENTS

          Includes the amount of R$ 10,000 relating to short term financial investments which are monetarily corrected to their current values, as applicable.

     C)  CUSTOMER ACCOUNTS RECEIVABLE

          Includes the accounts receivable for billed and unbilled monthly electricity consumption and recognized on the accrual basis.

     D)  ALLOWANCE FOR DOUBTFUL ACCOUNTS

          An allowance for doubtful accounts is recorded by management to be sufficient to cover presently foreseeable losses.

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                            (In thousands of reais)


3.   PRINCIPAL ACCOUNTING PRACTICES

     E)  STORES

         Refers  to  the  materials  used  for  the   maintenance  of  operating
         equipment, recorded at the average acquisition cost which does not exceed their market value.

     F)  INVESTMENTS

         Are recorded at acquisition cost and adjusted to market value, as applicable.

     G)  PROPERTY, PLANT AND EQUIPMENT

         Recorded at purchase or construction cost, monetarily corrected to December 31, 1995. Depreciation was calculated on the balance of assets in service, using the straight-line method and the rates described in
         Note 6. Material destined for construction is classified as construction in progress and is recorded at the aquisition cost. Construction in progress is being remunerated at the Long-Term Interest Rate - TJLP, limited to 10% per year, with the amount being attributed to capital and credited to shareholders' equity in a capital reserve account.

     H)  SPECIAL OBLIGATIONS

         Special obligations are contributions received from customers, which are to be used exclusively for investment in the distribution network to provide energy to the contribuitors.

     I)  INCOME AND SOCIAL CONTRIBUTION TAXES

         Income and social contribution taxes were calculated in accordance with the current legislation, especially Law 9,430 of December 27, 1996. The CEEE-D2 recorded deferred income and social contributions taxes, calculated based on the temporary differences presented in the financial statements.

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                             (In thousands of reais)


3.   PRINCIPAL ACCOUNTING PRACTICES -- continued

     J)  RELATED PARTY TRANSACTIONS

         CEEE-D2 maintains a current account with the Companhia Estadual de Energia Eletrica-CEEE, for the expenses paid by CEEE-D2 which are the responsibility of CEEE and for those paid by CEEE which are the responsibility of CEEE-D2. Up to September 30, 1997 these amounts had not been restated, not even for interest. The energy purchased, supplied by CEEE and CGTEE, is supported by supply contracts signed by all parts and approved by DNAEE and totaled R$ 32,135, recorded as energy purchased. The amount for energy purchased from January 1 to September 30, 1997 from CEEE and CGTEE was R$ 73,574, representing 38.8% of the cost of energy purchased.


4.   TRADE ACCOUNTS RECEIVABLE

       DESCRIPTION                      BILLED      UNBILLED     TOTAL
       ------------------------------  --------    ----------  ------

         Residential                   16,471       10,505     26,976
         Industrial                     3,300        9,096     12,396
         Commercial and services        4,827        3,998      8,825
         Rural                          1,659        1,382      3,041
         Governments                    2,286          647      2,933
         Public lighting                2,401          259      2,660
         Public service                 1,969          574      2,543
         Others                           460            -        460

                                      ==========    =======   =======
       TOTAL                           33,373       26,461     59,834
                                      ==========    =======   =======


5.   DEFERRED INCOME AND SOCIAL CONTRIBUTION TAXES

     CEEE-D2 recorded deferred income tax of R$16,016 and social contribution tax of R$ 5,118, calculated on the temporary differences presented in the financial statements, which refer mainly to the nondeductible provision for retirement benefits.

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                             (In thousands of reais)


6.   PROPERTY, PLANT AND EQUIPMENT

                                                      ACQUISITION OR
                                          PRECIATION  CONSTRUCTION  ACCUMULATED
       DESCRIPTION                          RATE         COST       DEPRECIATION       NET
       ---------------------------------------------------------------------------------------
       IN SERVICE
         Land                                           2,831                 -       2,831

         Building and improvements           3%        22,935           (16,697)      6,238
         Machinery and equipment          3 and 4%    846,635          (298,846)    547,789
         Vehicles                            3%        10,947            (2,559)      8,388
         Office equipment and furnishings    3%         1,827              (949)        878
         Land use rights                                6,075                 -       6,075

                                                    ---------------------------------------
         TOTAL  IN SERVICE                            891,250          (319,051)    572,199

       CONSTRUCTION IN PROGRESS
         Construction in progress                      10,144                 -      10,144
         Material held in stock                         5,072                 -       5,072

                                                    ---------------------------------------
         TOTAL IN PROGRESS                             15,216                 -      15,216

                                                    =======================================
         TOTAL                                        906,466          (319,051)    587,415
                                                    =======================================




7.   SUPPLIERS

       DESCRIPTION
       -----------

        Centrais Eletricas do Sul do Brasil S.A. - ELETROSUL                        11,993
        ELETROSUL - ITAIPU repass                                                    7,201
        Companhia Estadual de Energia Eletrica - CEEE                                9,120
        Companhia de Geracao Termica de Energia Eletrica - CGTEE                     2,886

                                                                                 ---------
        Total electricity suppliers                                                 31,200

        Other suppliers                                                              3,037

                                                                                ==========
        TOTAL                                                                       34,237
                                                                                ==========



       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                             (In thousands of reais)


8.   TAXES AND SOCIAL CHARGES

       DESCRIPTION
       -----------

        ICMS (State VAT)                              11,631
        COFINS (payroll tax)                           1,463
        PASEP (payroll tax)                              475
        INSS (social security)                           706
        FGTS (dismissal indemnity fund)                  171
        Social contribution tax based on income        3,370
        Income tax                                    10,491
        Other contributions                                9

                                                     =======
        TOTAL                                         28,316
                                                     =======


9.   LOANS

                                    INTEREST
       DESCRIPTION          INDEX    RATES(A)  SHORT-TERM  LONG-TERM    TOTAL
       -----------                  --------   ---------- -----------  ---------

       Fundacao ELETROCEEE  INPC     9% p.a.    1,669       23,195        24,864
       Customers             -         -            -        3,695         3,695

                                               =======     =======       =======
       TOTAL                                    1,669       26,890        28,559
                                               =======     =======       =======

          The amount of the loan from the ELETROCEEE Pension fund refers todebt acceptance contract, assumed by CEEE-D2 as a result of the breaking up of the whole contract with CEEE. The loan is amortized on a monthly basis and is guaranteed by customer invoice remittances held by several banks.

          Customers refers to refund agreements, amounts advanced from customers interested in electric energy supply and loans to finance their electric connections, all generally involved with the expansion of the distribution network. These amounts will be returned in four years after the date of the conclusion of the installation, without interest or monetary correction.

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                             (In thousands of reais)


9.   LOANS -- continued

     The due dates and the repayment amounts of the long-term loans with the ELETROCEEE Pension fund are as follows:

       DUE DATES
       --------------------------

         Oct.-Nov.-Dec.-1998               419
         1999                            1,676
         2000                            1,676
         2001                            1,676
         2002                            1,676
         From 2003 on                   16,072
                                        ======
       TOTAL                            23,195
                                        ======


10.  ACCRUAL FOR RETIREMENT BENEFITS

     In accordance with the collective agreement the CEEE-D2 is responsible to pay a complementary retirement benefit for credit service that had been conceded by the Previdencia Oficial (Official Social Security) to regular participants in the ELETROCEEE Pension Fund and who had not yet fulfilled all the requirements to receive the benefits from the above mentioned Pension Fund. Such benefit will be paid by the Sponsors until all requirements are met, so that the participant would be considered definitively retired by the Pension Plan.

     An accrual for these future payments was recorded by CEEE-D2 and the calculation considered the average payment period of this benefit to be 132 months, representing calendar years of 13 months. The amount of that provision was adjusted to its present value using a rate of 12% per annum. The balances on September 30, 1997 are summarized below:

                                                 ADJUSTMENT
                                     ORIGINAL    TO PRESENT    NET       LONG         SHORT
      DESCRIPTION                  GROSS AMOUNT    VALUE      AMOUNT     TERM          TERM
      ------------------          -------------- ---------  --------    --------     -------
      Retirement complement              84,618    (36,979)    47,639    39,539         8,100
      Contribution to Pension fund       14,730     (6,227)     8,503     7,093         1,410

                                   =============  ========= =========== ======== =============
      TOTAL                              99,348    (43,206)    56,142    46,632         9,510
                                   =============  ========= =========== ======== =============

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                             (In thousands of reais)


11.  CONTINGENCIES

     Companhia Estadual de Energia Eletrica-CEEE, formerly controlling shareholder of CEEE-D2, is being cited in several lawsuits in the tax and civil areas. In the opinion of the Company's attorneys the probability of loss is remote. Thus, it is not necessary to create any provision for losses. As for the labor lawsuits against CEEE by employees up to August 11, 1997 subcontracted by (transferred to) Companhia Centro-Oeste de Distribuicao de Energia Eletrica (CEEE-D2) on that date, the responsibility for any contingencies up to that date is CEEE's, passing subsequently to CEEE-D2. Thus, a provision for labor contingencies for the 475 lawsuits by employees of CEEE-D2 has been constituted in the amount of R$ 1,200, including the responsibility period of CEEE-D2 from August 11, 1997 on.

     The ELETROCEEE (Pension fund) is being cited in two lawsuits in the tax area, where the collection of income tax at source on the earnings on fixed income investments (CDB, CDI, etc) and variable income (equity securities) of the Pension Fund is being questioned. These lawsuits are in the amount of R$ 84,000. CEEE-D2 is constituting a provision in the amount of R$ 3,500, which refers to the percentage of its participation of 4.21% in the Pension Fund.


12.  SHAREHOLDERS' EQUITY

     CEEE-D2's capital is R$ 536,344, represented by 536,344,395 nominative, no par value, common shares. Each common share entitles the holder to one vote at shareholder meetings.

     CEEE-D2 corporate bylaws do not foresee the distribution of dividends to the shareholders. As a result, the regulations laid out by Law 6,404/76 (article
202) prevail, which determine that 50% of net income, adjusted by the following, be destined for dividends: (i) the amount destined for the creation of the legal reserve; (ii) the amount destined for the creation of the contingency reserve.

     The base used for the calculation of dividends is the net income as presented in the corporate books.

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                             (In thousands of reais)


13.  PENSION FUND

     CEEE-D2 is co-sponsor of the Fundacao CEEE de Seguridade Social - ELETROCEEE (Pension fund), which has as its main objective supplementing the social benefits of its participants.

     The annual cost to the CEEE-D2 is estimated to be 7.5% for the normal cost (amortization of future service), 1.5% for administrative cost and 2.44% for supplementary cost with amortization of past service (Reserve to be amortized) of the payroll (SRC - real contribution salary).

     The sponsors are responsible for the coverage of any deficit calculated in the benefit plan of the Pension fund

     The benefits plan is of the "defined benefit" type, using the capitalizing method. The actuarial review was performed on the base date of September 30, 1997 which gives the following position:

                                                                TOTAL
                                                               BALANCE                 BALANCE
                                                             RECORDED BY            ATTRIBUTABLE TO
       DESCRIPTION                                            ELETROCEE                CEEE-D2
       ------------------------------------------------     ----------------        ---------------
       MATHEMATICAL RESERVES
        Vested benefit obligation - retired employees           230,964                     -
        Non-Vested benefit obligation-current employees         666,908                47,260

        Reserve to be amortized                                (106,491)              (12,332)
                                                              ---------              --------
                                                                791,381                34,928

       TECHNICAL SURPLUS(DEFICIT)                                 3,908                  (836)
                                                              =========              ========
       TECHNICAL RESERVE                                        795,289                34,092
                                                              =========              ========

       TOTAL ASSETS AVAILABLE                                   811,793                34,092
                                                              =========              =========

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                             (In thousands of reais)


14.  FINANCIAL INSTRUMENTS

     All the assets and liabilities, which are considered financial instruments (loans, investments, etc.), included in the financial statements at September 30, 1997 do not represent significant changes between their market and accounting values.


15.  EXTRAORDINARY ITEMS

     The following adjustments to the September 30, 1997 financial statements are being included as set out in Note 2(a). Among these adjustments, some are considered nonrecurring as they are not related to Division operations and because of their unusual and infrequent nature, and are shown below:

      DESCRIPTION
      -------------------------------------------------------

       Tax contingencies related to ELETROCEEE (Pension fund)            (3,500)
       Provision for retirement benefits                                (47,639)
       Contributions to the Pension fund for early retirements           (8,503)
       Net provision for RGR received by CEEE                             8,856
                                                                        --------
       TOTAL                                                            (50,786)
      --------------------------------------------------------          ========


16.  SUBSEQUENT EVENTS

     On October 21, 1997, by way of a Special Auction held by the Bolsa de Valores do Extremo Sul (Extreme South Stock Exchange) - BVES, the privatization of Companhia Centro-Oeste de Distribuicao de Energia Eletrica (CEEE-D2) took place, whereby 100% of the capital of CEEE-D2, which was held by Companhia Estadual de Energia Eletrica - CEEE, was sold for approximately R$ 1,510,000, at a premium 93.55%. As was established under the privatization bid agreement, the winner of the auction (AES Guaiba Empreendimentos Ltda.) assumed the following obligations:

     Submit to DNAEE , beforehand, any alterations to the Company bylaws that would imply any changes in shareholder control;

          COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE) NOTES TO FINANCIAL STATEMENTS (CONTINUED) September 30, 1997 (In thousands of reais)


16.  SUBSEQUENT EVENTS -- continued

o Submit, independently of the requirements of the concession contract, the requested documents or any other information relative to the Company, that has been asked for by monitoring, controlling or auditing State or Government Concession entities;

o Ensure that at least one member of the Company's Administrative Council be freely chosen by the employees if the shares they own, including those acquired during the offer to employees, are not sufficient to ensure the election of a representative. The election process for the employee representative will be coordinated by the employee labor union representing the majority of employees;

o Keep the Company as "a publicly traded company" for the period of the concession, except as the result of legal requirements, keeping the share register open for the trading of Company stock on the stock exchange for the minimum of 360 days after the purchase or sale of shares. If the stock register for the trading of shares on the stock exchange is not kept open for the above mentioned time, the controlling shareholders must make a public offer to purchase the shares held by the employees at the price per lot of one thousand shares set by the auction, restated by the IGPM, or any other index that has substituted it, within the period of 13 months from the date of the signing of the purchase or sale contract for the shares;

o Assume as sponsor, relative to the employees of the Company, without the help of the Fundacao CEEE de Seguridade Social - ELETROCEEE (Pension fund), the guarantee for the current social security benefit plan for a three year minimum;

o Be responsible for the financing of the amortization of the ELETROCEEE (Pension fund) reserve, in the time taken to amortize this reserve at the rates calculated by the actuary responsible for setting the amount, in proportion to the SRC (Real Contribution Salary) of the participants who are covered by the plan;

o Maintain up to August 31, 2004, the current assistance and medical health benefits for the employees laid out in the agreement signed with the Sindicato dos Trabalhadores SENERGISUL (Labor Union);

       COMPANHIA CENTRO-OESTE DE DISTRIBUICAO DE ENERGIA ELETRICA-CEEE D2 (FORMERLY MIDWEST DIVISION OF COMPANHIA ESTADUAL DE ENERGIA ELETRICA-CEEE)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               September 30, 1997
                             (In thousands of reais)


16.  SUBSEQUENT EVENTS -- continued

O Assume, through subcontracts, the rights and obligations established in energy supply contracts, including those with guarantees given by CEEE to the supplier of the above mentioned contracts


         a. (ii)  Pro forma Financial Information

                  The following unaudited pro forma consolidated statements of operations information combine the results of AES's investment in CEMIG, Destec, and ESEBA which were previously reported in the AES Corporation's Form 8-K dated July 3, 1997, and in CEEE D2, which was previously reported in the AES Corporation's Form 8-K dated November 10, 1997, for the year ended December 31, 1996 and the nine months ended September 30, 1997 as if the acquisitions and the associated financings had occurred on January 1, 1996.

                  The unaudited pro forma adjustments are based upon available information and certain assumptions and estimates which the Company believes are reasonable under the circumstances. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained had the acquisitions and the financings occurred at the beginning of the periods presented, nor are they intended to be a projection of future results. The unaudited pro forma financial information should be read in conjunction with the notes herein.

YEAR ENDED DECEMBER 31, 1996(1)(2)

-----------------------------------------------------------------------------------------------------------------------------------
(UNAUDITED)                                                          ADJUSTMENTS         PRO FORMA
                                                                    FOR THE ESEBA,     FOR THE ESEBA,                    PRO FORMA
                                                                    CEMIG & DESTEC     CEMIG & DESTEC     CEEE D2         FOR ALL
                                                                     ACQUISITIONS      ACQUISITIONS     ACQUISITION    ACQUISITIONS
                                                       ACTUAL        & FINANCINGS      & FINANCINGS     & FINANCING     & FINANCINGS
-----------------------------------------------------------------------------------------------------------------------------------
($ in millions, except per share amounts)


TOTAL REVENUES(4)                                      $ 835            $ 702            $ 1,537            $ 398         $ 1,935
TOTAL OPERATING COSTS AND EXPENSES                       557              704              1,261              360           1,621
                                                       -----            -----            -------            -----          ------

OPERATING INCOME                                         278               (2)               276               38             314

OTHER INCOME AND (EXPENSE):
Interest expense                                        (144)            (102)              (246)            (121)           (367)
Interest income                                           24               --                 24               --              24
Equity in earnings of affiliates, net of tax              35               50                 85               --              85
                                                       -----            -----            -------            -----          ------

INCOME (LOSS) BEFORE INCOME TAX
     AND MINORITY INTEREST                               193              (54)               139              (83)             56

Income tax (Benefit)                                      60              (41)                19              (36)            (17)
Minority interest                                          8               (2)                 6                3               9
                                                       -----            -----            -------            -----          ------

NET INCOME (LOSS)                                      $ 125              (11)           $   114            $ (50)         $   64
                                                       =====            =====            =======            =====          ======
NET INCOME (LOSS) PER SHARE(3)                          0.72            (0.06)              0.66            (0.29)           0.37
                                                       =====            =====            =======            =====          ======


NINE MONTHS ENDED SEPTEMBER 30, 1997(1)(2)

-----------------------------------------------------------------------------------------------------------------------------------
(UNAUDITED)                                                          ADJUSTMENTS         PRO FORMA
                                                                    FOR THE ESEBA,     FOR THE ESEBA,                    PRO FORMA
                                                                    CEMIG & DESTEC     CEMIG & DESTEC     CEEE D2         FOR ALL
                                                                     ACQUISITIONS      ACQUISITIONS     ACQUISITION    ACQUISITIONS
                                                       ACTUAL        & FINANCINGS      & FINANCINGS     & FINANCING     & FINANCINGS
-----------------------------------------------------------------------------------------------------------------------------------
($ in millions, except per share amounts)


TOTAL REVENUES(4)                                        $   880        $   127         $ 1,007          $   320        $ 1,327
TOTAL OPERATING COSTS AND EXPENSES                           620            113             733              323          1,056
                                                         -------        -------         -------          -------        -------

OPERATING INCOME                                             260             14             274               (3)           271

OTHER INCOME AND (EXPENSE):
Interest expense                                            (154)           (44)           (198)             (87)          (285)
Interest income                                               28              8              36                5             41
Equity in earnings of affiliates, net of tax                  58             18              76               --             76
                                                         -------        -------         -------          -------        -------

INCOME (LOSS) BEFORE INCOME TAX MINORITY
     INTEREST,AND EXTRAORDINARY ITEM                         192             (4)            188              (85)           103

Income taxes                                                  50             (9)             41              (35)             6
Minority interest                                             10              4              14                1             15
                                                         -------        -------         -------          -------        -------

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                      132              1             133              (51)            82

EXTRAORDINARY ITEM - NET LOSS ON EXTINGUISHMENT OF
   DEBT (LESS APPLICABLE INCOME TAXES OF $2 MILLION)          (3)            --              (3)              --             (3)
                                                         -------        -------         -------          -------        -------

NET INCOME (LOSS)                                            129              1             130              (51)            79
                                                         =======        =======         =======          =======        =======
NET INCOME (LOSS) PER SHARE:
Before extraordinary loss                                   0.76           0.01            0.77            (0.30)          0.47
Extraordinary loss                                         (0.02)             -           (0.02)               -          (0.02)
                                                         -------        -------         -------           ------        -------
NET INCOME (LOSS) PER SHARE (3)                          $  0.74        $  0.01         $  0.75           $(0.30)       $  0.45
                                                         =======        =======         =======           ======        =======

The following unaudited pro forma consolidated balance sheet information represents AES's financial position at September 30, 1997 as if the CEEE D2 acquisition and associated financing had occurred on that date.

AS OF SEPTEMBER 30, 1997(1)(2)

----------------------------------------------------------------------------------------------------
(UNAUDITED)                                                          ADJUSTMENTS         PROFORMA
                                                     ACTUAL        FOR THE CEEE D2    FOR THE CEEE D2
                                                                     ACQUISITION        ACQUISITION
                                                                     & FINANCING        & FINANCING
----------------------------------------------------------------------------------------------------
($ in millions)

ASSETS
CURRENT ASSETS:

Cash and cash equivalents                           $   358            $    50            $   408
Short-term investments                                   27                 --                 27
Accounts receivable, less provision to
 reduced contract receivable of $39                     206                 52                258
Inventory                                                69                  1                 70
Receivable from affiliates                               13                 --                 13
Deferred tax                                             49                  1                 50
Prepaid expenses and other current assets                77                 15                 92
                                                    -------            -------            -------

TOTAL CURRENT ASSETS                                    799                119                918

PROPERTY, PLANT, & EQUIPMENT:
Land                                                     33                 --                 33
Electric generation and distribution assets           2,563              1,156              3,719
Accum depreciation, depletion, and amortization        (336)              (291)              (627)
Construction in progress                                800                 14                814
                                                    -------            -------            -------

PROPERTY, PLANT AND EQUIPMENT, NET                    3,060                879              3,939

OTHER ASSETS:
Electricity concession agreements                       229                765                994
Deferred costs, net                                      89                 37                126
Project development costs                               100                 --                100
Investments in and advances to affiliates             1,835                 --              1,835
Debt service reserves and other deposits                173                 --                173
Goodwill and other intangible assets, net                26                 --                 26
Other assets                                            257                 59                316
                                                    -------            -------            -------

TOTAL OTHER ASSETS                                    2,709                861              3,570
                                                    -------            -------            -------

TOTAL                                               $ 6,568            $ 1,859            $ 8,427
                                                    ========           =======            =======

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                    $    74            $    31            $   105
Accrued interest                                         39                 --                 39
Accrued and other liabilities                           183                 48                231
Project financing debt - current portion                533                 --                533
                                                    --------           -------            -------

TOTAL CURRENT LIABILITIES                               829                 79                908

LONG-TERM LIABILITIES:
Project financing debt                                2,814                650              3,464
Other notes payable                                     573                500              1,073
Deferred income taxes                                   231                103                334
Other long-term liabilities                              48                179                227
                                                    -------            -------            -------

TOTAL LONG-TERM LIABILITIES                           3,666              1,432              5,098

MINORITY INTEREST                                       379                 48                427

COMPANY OBLIGATED MANDATORILY REDEEMABLE
PREFERRED SECURITIES OF AES TRUST II                    250                300                550

STOCKHOLDERS' EQUITY
Common stock                                              2                 --                  2
Additional paid-in capital                            1,018                 --              1,018
Retained earnings                                       525                 --                525
Cumulative foreign currency translation
 adjustment                                            (100)                --               (100)
Less treasury stock at cost                              (1)                --                 (1)
                                                    -------            -------            -------
TOTAL STOCKHOLDERS' EQUITY                            1,444                 --              1,444
                                                    -------            -------            --------
TOTAL                                               $ 6,568            $ 1,859            $ 8,427
                                                    =======            =======            =======

(1) Basis of presentation:

         The Company's acquisitions of the Destec international assets, ESEBA, CEEE D2 and the 13% economic interest in CEMIG were accounted for as purchases. The purchase price allocations have been prepared on a preliminary basis pending completion of engineering, environmental, legal and valuation analyses, all of which are ongoing. The excess of the respective purchase price over the net assets acquired will be amortized over 40 years. The Company intends to sell its interest in the Hazelwood project, which was purchased as part of the Destec acquisition, and as a result, the financing costs and equity in earnings related to such interest are treated as adjustments to the Destec purchase price allocation. The Company's purchase of an economic interest of approximately 13% in CEMIG, which also represents an approximate voting interest of 30%, has been recorded as an investment in subsidiaries, and is being accounted for using the equity method.

         The summary unaudited pro forma financial information has been prepared based on the Company's estimates of each acquiree's financial position and results of operations in conformity with U.S. GAAP. As such, the unaudited pro forma financial information reflects estimated changes in the basis of assets and liabilities and the effects of such changes on depreciation and amortization expense.

         The unaudited pro forma statements of operations have been translated using the average exchange rates in effect during the periods. The unaudited pro forma balance sheet has been translated using the September 30, 1997 exchange rates of approximately R$1.10 to US$1.00. Income taxes have been recorded based on the historical rates in effect, adjusted as necessary to reflect any incremental U.S. federal income taxes.


(2) Financing:

          (a) The acquisition of the Destec international assets was funded through the use of the proceeds from a $250 million TECONS offering in March 1997, the proceeds of a

$150 million offering of AES Common Stock in March 1997, and funds under the Company's revolving bank loan ("Revolver").

         The acquisition of the Company's interest in CEMIG was funded through the use of a $250 million bridge loan to AES CEMIG Funding Corporation, a wholly-owned subsidiary of AES("CEMIG Bridge") at an interest rate of 8.25%, a bridge loan to AES of $200 million at an interest rate of 7.75%, and project financing of $126 million at an interest rate of 9.75% provided by BNDES, the State Development Bank of Brazil. The remaining portion of the purchase price amounting to approximately $527 million is deferred, by contract, for a period of one year. Such obligation bears no interest and has been guaranteed by BNDES for a fee of 1% per year which is included in interest expense. Subsequently, the CEMIG Bridge was reduced with a portion of the proceeds from the issuance of the Company's common stock, as described below, to approximately $40 million. Included in the pro forma amounts is the interest expense associated with the refinanced amount of the CEMIG Bridge of $220 million at 8.25%.

         The ESEBA acquisition was funded through the use of a bridge loan to AESEBA Funding Corporation, a wholly-owned subsidiary of AES of $200 million at an interest rate of 8.25% ("ESEBA Bridge"), project financing debt of $148 million at an interest rate of 7.4% and the drawdown of funds under the Company's revolver. Subsequently, the ESEBA Bridge was reduced with a portion of the proceeds from the issuance of the Company's common stock, as described below, to approximately $32 million. Included in the pro forma amounts is the interest expense associated with the refinanced amount of the CEMIG Bridge of $180 million at 8.25%.

         The pro forma adjustments also include the Company's issuance of $325 million 8 3/8% Senior Subordinated Notes due 2007 in July 1997 and the issuance of 9.0 million shares of the Company's common stock at a price of $39.875 per share in July 1997, as if such offerings had occurred on January 1, 1996.

     (b) The Acquisition of CEEE D2 was funded through borrowings of $250 million under the Company's Revolver, short-term loans of $550 million under a bridge loan facility to AES, and project financing debt of $630 million at an interest rate of 7.5%. Subsequently, the borrowings under the Revolver and the short-term bridge loan were refinanced with proceeds from $375 million of 8.5% Senior Subordinated Notes, $125 million of 8.875% of Senior Subordinated Notes, and $300 million Term Convertible Preferred Securities with a 5 1/2% yield issued in October 1997. Interest expense associated with the above financing has been reflected in the pro forma adjustments.

(3) Weighted average shares used to calculate pro forma earnings per share for the acquisition of the international assets of Destec include 5.1 million shares of AES Common Stock issued to finance the acquisition as though they were issued January 1, 1996. Weighted average shares have also been adjusted to reflect the issuance of approximately 5.0 million shares of AES Common Stock in connection with the Chigen Amalgamation in May 1997.

4) Includes $384 million and $370 million of revenues and costs, respectively, in the fiscal year ended 1996, related to services performed under construction contracts for 2 Destec projects, Elsta and Kingston. The Kingston project was completed in early 1997 and, as a result, such revenue and costs were reduced to $18 million and $17 million, respectively, for the nine months ended September 30, 1997. The Company's share of profits (based on its ownership interest in each respective project) resulting from services performed under these contracts is deferred and amortized over the life of the respective project.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               THE AES CORPORATION


                             By: /s/ Barry J. Sharp

                                               Barry J. Sharp
                                               Vice President
                                               and Chief Financial Officer


Date:  January 9, 1998

EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION


         23.1              Consent of Independent Public Accountants